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                                                                    EXHIBIT 10.2



                                  PROBEX CORP.

                              AMENDED AND RESTATED

                            INVESTOR RIGHTS AGREEMENT


         This Amended and Restated Investor Rights Agreement (this "AGREEMENT") is made and entered into as of June 2, 2000, by and between Probex Corp., a Colorado corporation (the "COMPANY"), and HSB Engineering Finance Corporation, a Delaware corporation (the "INVESTOR").

                                 R E C I T A L S

         A. The Investor has previously loaned to the Company (the "LOAN") the aggregate amount of seven hundred fifty thousand dollars ($750,000) pursuant to the terms and conditions set forth in that certain Convertible Loan, Warrant and Security Agreement, dated as of June 30, 1998, by and between the Company and the Investor (the "LOAN AGREEMENT") and the Convertible Secured Promissory Note, dated of even date therewith (the "NOTE"), by the Company.

         B. In connection with the Loan Agreement, Investor and the Company entered into that certain Investor Rights Agreement, dated as of June 30, 1998 (the "Original Agreement"), pursuant to which that the Investor was granted certain rights, as more fully set forth therein.

         C. Pursuant to the Loan Agreement, Investor has the right to acquire additional shares (as defined in the Loan Agreement, the "CONVERSION SHARES") of the Company's Common Stock, no par value (the "COMMON STOCK"), upon the cancellation of the outstanding principal balance on the Note and the surrender and cancellation of the Warrant.

         D. The Investor has exercised its right to acquire the Conversion Shares and in connection therewith, the Investor and the Company desire to amend and restate in its entirety the terms of the Original Agreement, all as set forth herein.

         E. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       INFORMATION RIGHTS.

         1.1 Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as the Investor holds any Conversion Shares, the Company



INVESTOR RIGHTS AGREEMENT

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will deliver to the Investor copies of the Company's Forms 10-K or 10-KSB, 10-Q or 10-QSB, and 8-K, and Annual Reports to Shareholders, promptly after such documents are filed with the SEC (as defined below).

2.       VOTING AGREEMENT.

         2.1 Board Representation. So long as the Investor, together with its Affiliates (as defined in the Loan Agreement), in the aggregate, holds Common Stock representing at least 5% of the outstanding Common Stock of the Company, Investor will be entitled to elect one member (the "REPRESENTATIVE") of the Company's Board of Directors (the "BOARD") and all committees thereof. The Investor shall nominate at least two nominees for its Representative seat at least fourteen (14) days prior to such nominee's election to the Board. For such seat, the Company shall designate which of the two nominees shall be elected. Upon such designation or, if at the end of such fourteen (14) day period the Company shall have failed to designate a nominee, upon the Investor's designation of one of the two nominees, the Company shall take, or cause to be taken, all actions within its power to cause the Representative so designated to be elected to the Board, including recommending to the stockholders of the Company that they vote for the election to the Board of the individual designated by the Investor. So long as the Investor, together with its Affiliates, in the aggregate, holds Common Stock representing at least 5% of the outstanding Common Stock of the Company, the Board of Directors shall take no action to increase the number of voting directors constituting the Board of Directors to a number greater than nine (9), without the affirmative vote of the Representative.

         Each stockholder signatory hereto shall take all actions necessary to vote all shares of stock entitled to vote thereon owned or held of record by such stockholder at any annual or special meeting at which one or more directors are elected in favor of the election as directors of the individual designated as the Representative of the Investor. Each stockholder signatory hereto shall take all actions by written consents in lieu of any such meeting necessary to cause the election as director of the individual designated as Representative of the Investors. Except as otherwise permitted in this Section 2.1, no stockholder signatory hereto shall take any action to remove any Representative from office as director without Cause. Any Representative may be removed as director for Cause (as defined below) at any time by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon. "CAUSE", for purposes of this Article 2 only, shall mean the commission by a Representative of a felony which in the opinion of the majority of the directors is injurious to the business reputation of the Company or the commission by a Representative of an act constituting the reckless disregard of his duties to the Company, bad faith, gross negligence, willful misconduct or fraud. The removal of any Representative as director for Cause shall not prejudice the right of the Investor who nominated such Representative to nominate pursuant to this Agreement a substitute director to fill the vacancy created by such removal. Any Representative previously removed as a director for Cause shall not be eligible thereafter to serve as a director of the Company. If a Representative, as a result of death, disability, resignation, removal (with or without Cause) or otherwise, cannot serve on the Board, the Investor shall nominate an individual to fill such vacancy. Upon the nomination of a Representative pursuant to this Section 2.1 to fill such vacancy, if, under applicable law, such vacancy can be filled by the remaining directors, then each director shall elect or appoint such Representative to the Board. If, under applicable law, such vacancy cannot be filled by the remaining directors, such



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director shall take all action necessary to convene, as promptly as practicable, an annual or special meeting of the stockholders at which the stockholders signatory hereto shall vote all shares entitled to vote thereon owned or held of record by such stockholder to elect such Representative to the Board.

         The Company acknowledges that the Investor will likely have, from time to time, information that may be of interest to the Company ("INFORMATION") regarding a wide variety of matters including, by way of example only, (1) Investor's technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Representative. The Company, as a material part of the consideration for this Agreement, agrees that Investor and its Representative shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Investor's ability to pursue opportunities based on such Information or that would require Investor or Representative to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

         The Company shall, to the fullest extent permitted under applicable law and the Company's articles of incorporation and bylaws, indemnify and hold harmless, all of the directors, including the Representative, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, arising out of or pertaining to any acts or omissions or alleged acts or omissions by them in their capacities as members of the Board or any committee thereof. The Company shall purchase or maintain in effect, if available, directors' and officers' liability insurance covering all of the directors, including the Representative, on terms reasonably acceptable to the Representative, provided that the Company shall not be obligated to pay more than $10,000 for the initial annual premium.



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INVESTOR RIGHTS AGREEMENT

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         2.2. Actions by the Board of Directors. Notwithstanding the fact that no vote of the Board may be required, or that a lesser percentage vote may be specified by law, by the articles of incorporation, the bylaws or otherwise, so long as the Investor, together with its affiliates, in the aggregate, holds Common Stock representing at least 5% of the outstanding Common Stock of the Company, the Company shall not take any action with respect to the below listed transactions (individually, a "SIGNIFICANT TRANSACTION"), notwithstanding the affirmative vote of a majority of the directors, if a Representative director and at least one other director, who is not a Representative director and not an employee or officer (or affiliate, associate, or relative of any such employees or officers) of the Company, votes against such Significant Transaction:

                           (i) any merger or consolidation involving the Company
                  (other than transactions involving the merger or consolidation of a subsidiary with or into the Company or with or into a subsidiary);

                           (ii) any sale, lease, license, exchange, transfer or
                  other disposition, directly or indirectly, in any single transaction or series of related transactions of all or substantially all of the assets of the Company to or with any person other than into or with a subsidiary of the Company; and

                           (iii) any increase or reduction of, or change in, the
                  Company's authorized stock or the creation of any additional class of capital stock of the Company.

3.       REGISTRATION RIGHTS.

         3.1 Definitions. For purposes of this Section 3:

                  (a) Registration. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "SECURITIES ACT"), and the declaration or ordering of effectiveness of such registration statement

                  (b) Registrable Securities. The term "REGISTRABLE SECURITIES" means: (1) any Common Stock of the Company issued or to be issued (A) as Conversion Shares and, (B) as additional shares, pursuant to that certain letter agreement between the Company and the Investor dated as of February 25, 2000 (excluding the Conversion Shares) (the "Additional Shares"), (2) any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock and the other securities described in clause (1) of this subsection (b) and (3) any other Common Stock of the Company owned or hereafter acquired by the Investor. Notwithstanding the foregoing, "REGISTRABLE SECURITIES" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.



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INVESTOR RIGHTS AGREEMENT

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                  (c) Registrable Securities Then Outstanding. The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and are then issued and outstanding.

                  (d) Holder. For purposes of this Section 3, the term "HOLDER" means any person signatory hereto owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 3 have been duly assigned in accordance with this Agreement.

                  (e) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

         3.2.     Required Registration.

                  (a) Required Registration. After the date that the Company becomes eligible to file a registration statement on Form S-3 (or any successor form) in accordance with the Securities Act and the rules and regulations promulgated thereunder (the "S-3 ELIGIBILITY DATE"), and so long as the Company continues to be eligible to file such registration statement on Form S-3 (or any successor form), upon the written request of the Holder, the Company shall prepare and file a shelf registration statement on Form S-3 (or any successor form) to effect a registration on a delayed or continuos basis with respect to the resale of all or a part of the Registrable Securities (the "DEMAND REGISTRABLE SECURITIES") as specified in such written notice, and the Company will use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of all or such portion of the Demand Registrable Securities of the Holder(s).

                  (b) Limitations. Notwithstanding the foregoing provisions of this Section 3.2, the Company's obligation to effect registration of Demand Registrable Securities under this Section 3.2 shall be subject to the following limitations:

                           (1) The Company shall be obligated to effect only two
(2) such registrations pursuant to this Section 3.2. A registration shall not be deemed "effected" for purpose of this Section 3.2 (i) unless it has become effective and is maintained effective until all Demand Registrable Securities are sold thereunder (or after the expiration of a period of ninety (90) days, whichever is earlier), or (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency, authority or body for any reason other than a material misrepresentation or omission by the Holders of Demand Registrable Securities included therein.

                           (2) The Company shall not be obligated to effect a
registration hereunder if at the time such registration is required, the Company has material non-public information the disclosure of which, in the reasonable business judgment of the Board, based upon advice of counsel, would have an adverse effect on the Company; provided, however, that



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the Company shall not be permitted to delay registration under this paragraph for a period longer than thirty (30) days without the consent of the Holders of at least a majority of the Demand Registrable Securities.

         3.3 Piggyback Registrations. With respect to the filing of any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company), if such registration statement is to be filed by the Company prior to the S-3 Eligibility Date, the Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to such filing and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.3.

                  (a) Underwriting. If a registration statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 3.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude up to all Registrable Shares that are in excess of 15% of the aggregate number of shares to be included in such offering (including the Registrable Shares) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company), shall first be excluded from such registration and underwriting before any Registrable Securities are so



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excluded. If any Holder disapproves of the terms of any such underwriting, such
Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder, as defined in this sentence.

         3.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

                  (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

                  (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement



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of a material fact or omits to state a material fact required to be stated
therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (h) Exchange Listing. Cause the Registrable Securities to be authorized for listing on the securities exchange on which securities of the same class of the Company are then primarily listed.

         3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2 or 3.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

         3.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.2 or 3.3:

                  (a) By the Company. To the extent permitted by law; the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;



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                           (ii) the omission or alleged omission to state
                  therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                           (iii) any violation or alleged violation by the
                  Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 3.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection 3.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this
Section 3.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.



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                  (c) Notice. Promptly after receipt by an indemnified party under this Section 3.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.6 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 3.6.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 3.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement;



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and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Survival. The obligations of the Company and Holders under this Section 3.5 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

         3.7 Expenses. All expenses incurred in connection with a registration pursuant to Sections 3.2 and 3.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

         3.8 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 3.2 or 3.3 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 3.2 or 3.3 more than five (5) years after the date of this Agreement, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

         3.9 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the registration rights described in this Article 3, or otherwise) relating to shares of the Company's Common Stock or any other voting securities of the Company, other than rights that are on a parity with or subordinate in right to the Investor.

4.       [INTENTIONALLY OMITTED]

5.       TERMINATION OF PRIOR AGREEMENTS.

         5.1 Termination of Loan Agreement and Warrant. The parties acknowledge that the Investor has exercised its right to receive the Conversion Shares, constituting 2,609,347 shares of Common Stock, in exchange for cancellation of the Outstanding Balance and surrender and cancellation of the Warrant. As a result, all of the terms and conditions of the Loan Agreement having been satisfied, and the Warrant having been surrendered and cancelled, the parties hereby acknowledge that all of the parties to the Loan Agreement and Warrant have fully performed their respective obligations thereunder (except for the obligations of the Investor under Section 4.5 of the Loan Agreement, which obligations are not yet due as of the date of this Agreement) and that there are no violations or breaches of any of the terms of such agreements known to any of the parties. The parties further affirm that, effective upon the execution and delivery of this Agreement, the Loan Agreement and the Warrant are hereby terminated and cancelled, and the



                                       11
INVESTOR RIGHTS AGREEMENT
terms and provisions thereof shall have no further force or effect (with the sole exception of Section 4.5 of the Loan Agreement which shall survive the termination thereof).

         5.2 Termination of Original Agreement. The parties acknowledge that the Company has issued to the Investor the Additional Shares, constituting an aggregate of 186,767 shares of Common Stock. In connection therewith, the parties hereby acknowledge that there are no violations or breaches of any of the terms of the Original Agreement known to any of the parties, and further affirm that, effective upon the execution and delivery of this Agreement, the Original Agreement is hereby terminated and cancelled, and except as expressly amended and restated in this Agreement, the terms and provisions thereof shall have no further force or effect.

6.       ASSIGNMENT AND AMENDMENT.

         6.1 Assignment. Notwithstanding anything herein to the contrary, the rights of the Investor may be assigned to any transferee of shares of Common Stock held by the Investor, except that the rights of Investor pursuant to
Section 2.2 may only be assigned to an Affiliate of the Investor.

         6.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor (or, in the case of an amendment or waiver of any provision of Section 3 hereof), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding and entitled to the registration rights set forth in Section 3 hereof. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

7.       CONFIDENTIALITY.

         7.1 Protection of Confidential Information. Confidential or proprietary information disclosed by either party under this Agreement shall be considered confidential information (the "CONFIDENTIAL INFORMATION") and shall not be disclosed by the Company or Investor to any third party. The Company or Investor shall immediately notify the other party of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that the Company or Investor is requested or becomes legally compelled (by statute or regulation or by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process, including without limitation, in connection with any public or private offering of the Company's capital stock) to disclose any of the Confidential Information, such party (the "DISCLOSING PARTY") shall provide the other party (the "NON-DISCLOSING PARTY") with prompt written notice of that fact so that the other party may seek (with the cooperation and reasonable efforts of the Disclosing Party) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-Disclosing Party. The provisions of this Section 7.1 shall be in



                                       12
INVESTOR RIGHTS AGREEMENT
addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transaction contemplated hereby.

         7.2 Disclosure of Terms; Press Releases. Notwithstanding the provisions of Section 7.1 above, from and after the Effective Date, the Company may disclose the existence and terms of this Agreement and Investor's investment in the Company solely (i) to the Company's investors, investment bankers, lenders, accountants, legal counsel, business partners, and bona fide prospective investors, employees, lenders and business partners, in each case only where such persons or entities have agreed not to disclose such information to any third party, and (ii) to the extent necessary for the Company to comply with any of its disclosure and reporting obligations under applicable securities laws and regulations, and the rules and regulations of any applicable securities exchange. The Company shall not issue any press release or make any other announcement to the general public or in any professional or trade publication regarding Investor, this Agreement or any of the terms hereof without the prior consent of Investor, which consent shall be in the sole discretion of Investor, except for any press release or other announcement required pursuant to clause
(ii) above, in which case, such consent may not be unreasonably withheld or delayed. Notwithstanding the foregoing, Investor may disclose its investment in the Company and the terms thereof to third parties or to the public at its discretion, and the Company shall have the right to disclose to third parties any such information disclosed by Investor in a press release or other public announcement without the prior consent of Investor. If the Company or Investor determines that any disclosure not otherwise authorized by this Agreement is required by law or regulation, then the provisions of Section 7.1 regarding disclosure of Confidential Information by a Disclosing Party shall govern.

8.       GENERAL PROVISIONS.

         8.1. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below, provided that the sending party receives written confirmation of receipt; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.



                                       13
INVESTOR RIGHTS AGREEMENT

                           To Investor:

                           HSB Engineering Finance Corporation
                           One State Street
                           Hartford, CT  06102
                           Attn:  John McManus, Vice President
                           Fax:  (860) 722-5710
                           Tel:  (860) 722-5444

                           With copies to:

                           Gibson, Dunn & Crutcher LLP
                           333 South Grand Avenue
                           Los Angeles, CA  90071-3197
                           Attn:  Bradford P. Weirick, Esq.
                           Fax:  (213) 229-7520
                           Tel:  (213) 229-7765

                           To the Company:

                           Probex Corp.
                           1467 LeMay, Suite 111
                           Carrollton, Texas  75007
                           Attn:  Thomas G. Plaskett, Chief Executive Officer
                           Fax:  (972) 466-1556
                           Tel:  (972) 466-1555

                           with copies to:

                           Jenkens & Gilchrist, P.C.
                           1445 Ross Ave., Suite 3200
                           Dallas, TX  75202-2799
                           Attn:  Robert W. Dockery, Esq.
                           Fax:  (214) 855-4300
                           Tel:  (214) 855-4163

                  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.1 by giving the other party written notice of the new address in the manner set forth above.

         8.2 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between



                                       14
INVESTOR RIGHTS AGREEMENT
the parties respecting the subject matter hereof, including expressly the Original Agreement, the Loan Agreement and the Warrant.

         8.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Connecticut as applied to agreements entered into and to be performed entirely within Connecticut, excluding that body of law relating to conflict of laws and choice of law.

         8.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         8.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

         8.6 Successors and Assigns. Subject to the provisions of Section 6.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

         8.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

         8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.9 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of Common Stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

         8.10 Sections. References to a "section" when used without further attribution shall refer to the particular sections of this Agreement.

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INVESTOR RIGHTS AGREEMENT

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PROBEX CORP.,                               HSB ENGINEERING FINANCE CORPORATION,
A COLORADO CORPORATION                      A DELAWARE CORPORATION

By: /s/ BRUCE A. HALL                       By: /s/ MARY P. SCHMITT
    ---------------------------------           --------------------------------

Name: Bruce A. Hall                         Name: Mary P. Schmitt
      -------------------------------             ------------------------------

Title: Senior Vice President & Chief
       Financial Officer                    Title: Assistant Vice President
       ------------------------------              -----------------------------


SHAREHOLDERS:

/s/ ALEX D. DASPIT
--------------------------------
Alex D. Daspit

/s/ MARTIN R. MACDONALD
--------------------------------
Martin R. MacDonald

/s/ THOMAS G. MURRAY
--------------------------------
Thomas G. Murray



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INVESTOR RIGHTS AGREEMENT